UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                    October 13, 2004

                   Winnebago Industries, Inc.
(Exact name of registrant as specified in its charter)

Iowa	001-06403	42-0802678
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

P.O. Box 152, Forest City, Iowa	50436
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code                    641-585-3535

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Winnebago Industries, Inc. (“Winnebago”) from time to time makes stock option awards to its directors and employees pursuant to the shareholder approved Winnebago Industries, Inc. 2004 Incentive Compensation Plan (the “Plan”). Winnebago filed a copy of the Plan with the Securities and Exchange Commission as Appendix B to Winnebago’s Proxy Statement filed on November 21, 2003. On October 13, 2004, the Board of Directors of Winnebago granted options to purchase Winnebago’s Common Stock under the Plan to the following named executive officers, in the following amounts, at an exercise price of $31.475 per share. The options become exercisable in annual increments of one-third commencing October 13, 2005 and expire 10 years from the date of grant, unless terminated earlier in accordance with the applicable agreement.

Bruce D. Hertzke (Chairman of the Board, Chief Executive Officer and President) – Options for 70,000 shares (3,177 Incentive Stock Options and 66,823 Non-Qualified Stock Options)

Edwin F. Barker (Senior Vice President and Chief Financial Officer) – Options for 45,000 shares (3,177 Incentive Stock Options and 41,823 Non-Qualified Stock Options)

Raymond M. Beebe (Vice President – General Counsel and Secretary) – Options for 12,500 shares (3,177 Incentive Stock Options and 9,323 Non-Qualified Stock Options)

Robert L. Gossett (Vice President – Administration) – Options for 12,500 shares (3,177 Incentive Stock Options and 9,323 Non-Qualified Stock Options)

Robert J. Olson (Vice President – Manufacturing) – Options for 12,500 shares (3,177 Incentive Stock Options and 9,323 Non-Qualified Stock Options)

Winnebago is filing as exhibits to this Form 8-K the forms of master Incentive Stock Option Agreement and master Non-Qualified Stock Option Agreement to be entered into between Winnebago and participants under the Plan for grants of incentive stock options and non-qualified stock options, respectively.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description

10.1	Form of Winnebago Industries, Inc. Incentive Stock Option Agreement

10.2	Form of Winnebago Industries, Inc. Non-Qualified Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2004	WINNEBAGO INDUSTRIES, INC.

By: /s/ Bruce D. Hertzke
Name: Bruce D. Hertzke
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Winnebago Industries, Inc. Incentive Stock Option Agreement

10.2	Form of Winnebago Industries, Inc. Non-Qualified Stock Option Agreement